Exhibit 10.17

Standard Form Office Lease

Made and entered into at Redwood City, California between Harvard Investment Company (“Lessor”) and ZS Pharma, Inc. (“Lessee”).

1.	Premises. (a) In consideration of the rent herein provided and the terms and conditions hereof, Lessor hereby leases to Lessee those certain premises, more particularly described in Exhibit “A” attached hereto, situated in the Peninsula Corporate Center located at 805 Veterans Blvd., Suite 300; Redwood City, California.

b) For all lease purposes, the rentable square footage shall be deemed to be 6,370.

2.	Term. Subject to the terms and conditions set forth herein, the term of this Lease shall commence on September 1, 2014 and shall end on August 30, 2017, unless sooner terminated as hereinafter provided.

3.	Rent. (a) Lessee agrees to pay to Lessor, as a monthly rent for the premises, during the term hereof, the sum of $23,887.50 which rent is subject to adjustment as provided herein. Such monthly rent shall be due and payable in advance each month on or before 5:00PM on the first day of the month and shall be payable to Lessor at the address shown below. The first monthly installment shall be due upon execution of this Lease by Lessee. Should this Lease commence on a day other than the first of the month, the rent for such partial month shall be prorated.

(b) On the first day of January following the date hereof and on each and every January 1 thereafter during the term hereof, the then current rent shall be increased by the percentage increase, if any, in the CPI’s Annual Average or December index for the immediately preceding year over that which existed for the previous year. If index figures are not available for adjustment purposes when rent payments otherwise become due, said rent payments shall be made at the then current rate and adjusted retroactively when said index figures are available. It is herein understood and agreed that in no event will the rent determined by application of the CPI on any January 1 be less than the monthly rent in effect during the preceding year. As used herein, the term “CPI” shall mean the All Items Consumer Price Index for All Urban Consumers or Urban Wages Earners and Clerical Workers, as determined by Lessor, for the San Francisco-Oakland-San Jose area, 1982-84 e 100, as published by the United States Department of Labor. In the event that said CPI is no longer available, the Index designated by the Bureau of Labor Statistics as replacing said CPI, or the most comparable substitute as determined by the Lessor, shall be used thereafter.

(c) At the end of each calendar year, Lessee shall pay to Lessor, as additional rent, Lessee’s pro-rata share of the amount, if any, by which operating expenses for said calendar year exceed those of the calendar year preceding the commencement date of this Lease. As used herein, the term “operating expenses” shall mean all costs of management, operation and maintenance of the land and building of which the premises are a part including, without limitation, management office rental value, the cost of all capital improvements required by any governmental authority or made by Lessor to maintain operations, employee wages, benefits and overhead expenses, equipment and tools, insurance, janitorial services, landscaping, maintenance and repairs, materials and supplies, scavenger, security services, utilities and taxes.

4.	Security Deposit. Upon execution of this Lease by Lessee, Lessee, shall deposit with Lessor the sum of $35,831.25. Said sum shall be held by Lessor as security for the faithful performance by Lessee of all the terms and conditions of this Lease. If Lessee defaults with respect to any provision of this Lease including, without limitation, the provisions relating to the payment of rent, Lessor may, at its option, apply or retain as much of said deposit as is necessary to compensate Lessor for the damages caused by Lessee’s default. If any portion of said deposit is so used or applied, Lessee shall, upon demand therefore, deposit cash with Lessor in an amount sufficient to restore said deposit to its original amount and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep this deposit separate from its general funds and Lessee shall not be entitled to interest on said deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the deposit or any balance thereof shall be returned to Lessee at the expiration of the Lease term or extended Lease term. In the event of termination of Lessor’s interest in this Lease, Lessor shall transfer said deposit to Lessor’s successor in interest.

5.	Use. Lessee shall use the premises for general office purposes only and in strict compliance with the rules and regulations attached hereto including, without limitation, part two of rule1. Lessee shall conduct its business, insofar as the same relates to Lessee’s use of the premises, in a lawful manner and in strict compliance with all governmental laws, rules, regulations and orders applicable to the use by Lessee of the premises. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations, orders or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition or use of the premises. Lessee shall not do or permit anything to be done in or about the premises nor bring or keep anything therein which will in any way increase fire or casualty insurance rates or interfere with the rights of other tenants or occupants of the building or injure or annoy them, nor shall Lessee cause, maintain or permit any nuisance in or about the premises. Lessee shall not commit or suffer to be committed any waste in or about the premises. Moreover, Lessee shall pay Lessor, upon demand, for any damages Lessor or other tenants of the building may suffer as a result of any violation of this provision by Lessee, its agents, employees, invitees, contractors, suppliers or customers.

6.	Occupant Load. Lessee shall not permit the premises to be occupied by more than 35 employees.

7.	Equipment. No equipment, other than that described in Exhibit “B” attached hereto, shall be used in the premises without the prior written consent of Lessor. Lessor does not guarantee that the building’s air conditioning will be adequate to service Lessee’s equipment needs. If auxiliary electricity or air conditioning is necessary for server racks or other IT equipment, the cost of purchase, installation, maintenance and operation thereof shall be paid by Lessee upon demand.

8.	Building Services. Subject to subparagraphs a and b infra., Lessor shall (i) maintain the land and building including, without limitation, foundations, walls, HVAC systems, windows, roof and infrastructure and (ii) be responsible for all operating expenses including, without limitation, property taxes, property insurance, utilities and janitorial.

(a) With the exception of holidays, Lessor shall provide Lessee utilities, HVAC, janitorial service, lighting replacement and restroom supplies for normal operations a.m. to p.m. Monday through Friday; provided, however, that Lessee shall not be in default hereunder. Any additional usage or service required by Lessee must be arranged with Lessor and shall be subject to an additional charge. Lessor shall not be liable for, and Lessee shall not be entitled to, any abatement or reduction of rent by reason of Lessor’s failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, lockouts, labor disturbances, or any other cause, similar or dissimilar, beyond the reasonable control of Lessor.

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Lessor shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the failure to furnish any of the foregoing. As used herein, the term “holidays’ shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving and Christmas Day.

(b) Whenever heat generating machines, equipment or lighting are used in the premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning for the premises and the cost of purchase, installation, maintenance and operation thereof shall be paid by Lessee upon demand.

9.	Maintenance Repairs. By accepting occupancy, Lessee shall be deemed to have agreed that the premises and building are in (i) a clean and sanitary condition, (ii) good state of repair and (iii) a condition suitable for Lessee’s use. Lessee shall maintain the premises and building in said Condition. If Lessee, its agents, employees, invitees, contractors, suppliers or customers fail to so maintain the premises and building, Lessor may, at its option, perform such acts and expend such funds as are reasonably required to so maintain or repair the premises and building. Any amount so expended by Lessor shall be paid by Lessee upon demand. Lessor shall have no liability to Lessee for any damage, inconvenience or interference with the use of the premises and building by Lessee as a result of performing any such work.

10.	Alterations and Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the premises without Lessor’s prior written consent. Any alterations, additions or improvements to the premises consented to by Lessor shall be made by Lessor for Lessee’s account, and Lessee shall reimburse Lessor for the cost thereof, including a reasonable charge for Lessor’s overhead, in advance or upon demand, as specified by Lessor. Any and all such alterations or improvements shall, at Lessors option, be removed by Lessee or surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however, that this clause shall not apply to moveable equipment, trade fixtures or furniture of Lessee which may be removed by Lessee upon the expiration or earlier termination of this Lease if Lessee is not then in default.

11.	Liens. Lessee shall keep the land and building of which the premises are a part free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. Lessor shall have the right to post and keep posted on the premises any notices that may be provided by law or which Lessor may deem to be proper for the protection of Lessor from such liens and to secure the release of any such liens at Lessee’s expense, by payment or by the posting of a bond.

12.	Rules and Regulations, The rules and regulations attached hereto, as well as such rules and regulations as may be hereafter adopted by Lessor for the care, cleanliness and preservation of good order therein of the land, building and premises, are hereby expressly made a part hereof and Lessee agrees to comply strictly with them. Lessor shall not be responsible to Lessee for the non-performance by any other tenant or occupant of the building of any of said rules and regulations. The violation of any such rules and regulation shall be deemed a material breach of the Lease by Lessee. Moreover, Lessee shall pay Lessor, upon demand, for any damages Lessor or other tenants of the building may suffer as a result of any violation of said rules and regulations by Lessee, its agents, employees, invitees, contractors, suppliers or customers.

13.	Assignment or Sublease. Lessee shall not assign, sublease or sublet the premises or any part thereof, by license or otherwise, without Lessor’s prior written consent.

No consent shall be required for an assignment or sublease to any Lessee subsidiary, affiliate, related company, successor or any entity acquiring all or substantially all of Lessee’s assets

14.	Insurance. Lessee shall obtain and maintain, at all times during the term hereof, at its sole cost and expense, commercial general liability insurance with a combined single limit of at least $1,000,000.00. The aforementioned policies shall in no event limit the liability of Lessee hereunder. The aforementioned insurance shall name Lessor as an additional insured and shall contain a cross-liability endorsement. Said insurance shall be with companies having a rating of not less than A in Best’s Insurance Guide. Lessee shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after 30 days prior written notice to Lessor by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Lessor may carry. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with renewals or binders. Lessee agrees that if Lessee does not take out and maintain such insurance, Lessor may, at its option, procure said insurance on Lessee’s behalf and charge Lessee the premiums therefore together with a 20% handling charge payable upon demand. Lessee shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Lessee provided such blanket policies expressly afford coverage to the premises and to Lessee as required hereunder.

15.	Fire and Casualty Damage. If the premises, through no fault or neglect of Lessee, its agents, employees, invitees, contractors, suppliers or customers, shall be partially or totally destroyed by fire or other casualty so as to render them partially or totally untenantable, the rent herein shall be prorated until the premises are made tenantable by Lessor. If Lessor shall decide not to rebuild, then all rent owed to that time shall be paid by Lessee and this Lease shall cease and terminate. The provisions of California Civil Code Sections 1932 (2) and 1933 (4) and any successor statutes, are inapplicable with respect to any damage or destruction of the premises.

16	Condemnation. If the premises shall be taken or condemned in whole or in substantial part for public purposes, this Lease shall, at the option of either party, forthwith cease and terminate and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease or otherwise, except for moving expenses, if any, designated for Lessee.

17.	Loss or Damage. Lessor shall not be liable to Lessee for any injury or damage that may result to any person or property by or from any cause whatsoever in or about the land and building of which the premises are a part, unless caused by Lessor’s negligence or intentional conduct.

18	Bankruptcy by Lessee. If (i) voluntary bankruptcy proceedings are initiated by Lessee, (ii) Lessee is adjudged a bankrupt, (iii) Lessee makes an assignment for the benefit of its creditors, (iv) execution is issued against Lessee or its assets or (v) the interest of Lessee hereunder passes by operation of law to any person other than Lessee, this Lease may, at Lessor’s option, be terminated.

19.

Default. (a) if Lessee breaches any of the terms and conditions hereof, and in the case of a non-monetary breach, such breach has not been cured within 30 days of written notice of such breach, Lessor may at its option: (i) enter and take possession of the premises, (ii) remove all persons and property therefrom and (iii) declare this Lease terminated. In such event, Lessee shall peacefully and quietly surrender the premises to Lessor and execute such instruments as Lessor may require to evidence termination of Lessee’s rights and interest hereunder; and Lessor shall be entitled to recover from Lessee the aggregate of all amounts Lessor is permitted to recover from Lessee pursuant to Section 1951.2 of the California Civil Code, as amended including, without limitation, (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which

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the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided and (iv) all costs associated with reletting efforts including, without limitation, Lessor’s overhead, legal fees, commissions and improvement costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum rate permitted by law. The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. Lessee hereby irrevocably appoints Lessor its attorney-in-fact to enter the premises in the event of default and remove any and all persons and property therefrom and to place said property in storage for the account of and at the expense of Lessee. If Lessee fails to cure said breach and pay the cost of said storage within 30 days, Lessor may sell any or all of such property, at public or private sale, in such manner and at such times and places as Lessor, in its sole discretion, may deem proper and Lessor shall apply the proceeds of such sale to (i) the cost of such sale, (ii) the payment of storage charges, (iii) the payment of sums due hereunder and (iv) to Lessee if a balance exists.

(b) Lessor may, at any time after Lessee commits a default hereunder, cure the default for the account of and at the expense of Lessee and any expense that Lessor elects or is compelled to pay or incur in connection therewith including, without limitation, reasonable attorney’s fees, together with interest thereon at the maximum rate permitted by law, shall be paid by Lessee to Lessor on demand.

(c) The rights and remedies herein conferred upon Lessor are not intended to be exclusive and are in addition to any other rights and remedies it may have now or hereafter by law, equity or statute.

20.	Lessor’s Right of Entry. Lessor or its agents may enter the premises at all reasonable hours, with 24 hour notice when possible, to inspect, clean, repair, alter or make additions thereto or to adjacent space or for any other lawful purpose including, without limitation, showing the premises to prospective purchasers, tenants or lenders. For each of the aforesaid purposes, Lessor shall retain a key with which to unlock all of the doors in the premises. Lessor may use any and all means which it deems proper to open said doors in an emergency and any entry to the premises obtained by any of said means shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the premises or an eviction of Lessee from the premises or any portion thereof.

21	Subordination. This Lease, at Lessor’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust now or hereafter placed on or against the land or building of which the premises are a part without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination; provided, however, that (i) Lessee shall, within 5 days of request from Lessor, execute and deliver such further instruments confirming such subordination as Lessor or its lender may request and (ii) Lessor or any holder of such a mortgage or deed of trust may elect that this Lease shall be senior to and have priority over such mortgage or deed of trust whether this Lease is dated before or after the mortgage or deed of trust. Lessee shall attorn to the purchaser upon any foreclosure or trust deed sale and recognize Such purchaser as the Lessor under this Lease.

22.	Estoppel Certificates. Lessee shall execute, acknowledge and deliver to Lessor, at any time within 5 days after request by Lessor, a statement in writing certifying, if such be the case, (i) that this Lease is unmodified and in full force and effect or, if there have been modifications, that the same Is in full force and effect as modified, (ii) the dates on and to which rent has been paid and (iii) such other information as Lessor shall request. If additional documents are required by Lessor for this or other purposes, Lessee shall cooperate in the preparation thereof.

~~23.~~	~~Substituted Premises. Lessor may, at any time during the term hereof, upon giving Lessee not less than 30 days prior notice, provide Lessee with space of approximately the same size and configuration elsewhere in the building and relocate Lessee to such space, with Lessor to pay all reasonable costs and expenses incurred as a result of such relocation. If Lessor moves Lessee to such a new space, Lessee shall execute a lease for said new space on the same terms and conditions specified herein. Failure to cooperate fully with this provision shall constitute a material breach of the lease and paragraphs 19 and 29 shall apply. If relocation to space of approximately the same size and configuration is not possible, Lessor may, at its option, terminate this Lease 60 days from the date notice of said decision to terminate is given to Lessee.~~

24.	Waiver. No term or condition hereof or the breach thereof shall be deemed waived except by written consent of the party against whom the waiver is claimed and any waiver of the breach of any term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default unless otherwise expressly agreed to by Lessor in writing. Lessor’s acceptance of rent, with or without knowledge of any breach or default, shall not be a waiver of any default or breach by Lessee.

25.	Late Charges. If the payment of any amount due hereunder is not received by Lessor on or before the due date thereof, said payment shall be in default and a late charge of 10% of the defaulted payment shall also become due and payable as additional rent. Thereafter, said past due amount together with the late charge described herein shall bear interest at the maximum rate permitted by law. A reasonable charge for returned checks, if any, shall also be due and payable as additional rent.

26.	Attorney’s Fees. If either party shall seek the aid of an attorney for relief against the other hereunder, including any suit by Lessor for the recovery of rent or possession of the premises, the losing party shall pay the prevailing party all the costs and expenses thereby incurred including, without limitation, attorney’s fees, discovery costs, witness fees and court costs, if applicable, whether or not an action is initiated or prosecuted to judgment. The prevailing party shall also be entitled to the entire cost of collection of any judgment, including attorney’s fees, costs and collection agency charges. Attorney’s fees shall be an element of costs under California Code of Civil Procedure Section 685.040 and/or Section 1033.5, or any successor statute.

27.	Hold Harmless. Both parties shall indemnify, defend and hold harmless the other, its agents and employees from and against any and all claims, damages, liabilities, losses and expenses including, without limitation, attorney’s fees and costs of any kind whatsoever arising out of or resulting from, directly or indirectly, any act or omission of its agents, employees, invitees, contractors, suppliers, customers and sublessees.

28.	Holdover. Any holding over by Lessee after the expiration of this Lease, without Lessor’s prior written consent, shall be subject to an unlawful detainer action immediately and the rent for such holdover period shall be an amount equal to 2 times the rent due for the last month of the Lease term.

29.	Surrender of Premises. Upon the expiration or earlier termination of this Lease, Lessee shall surrender the premises and all alterations, additions and improvements thereto in the same condition and configuration as received, ordinary wear and tear alone excepted. Any damage of the type described in the rules and regulations attached hereto shall be deemed excessive. If Lessee fails to so surrender the premises, Lessee shall pay to Lessor, upon demand, the estimated cost of repairs and the rental value of the premises for the time reasonably estimated to make said repairs. The wall repair component of said estimate, if any, shall reflect the charges necessary to replace damaged panels in accordance with manufacturer’s specifications and procedures. Lessee shall further indemnify Lessor against any loss or liability resulting from delay by Lessee in so surrendering the premises including, without limitation, any claims made by succeeding tenants founded in such failure.

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30.	Notices. All notices which are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been given when they are (i) personally delivered, (ii) faxed or (iii) mailed as shown below. Lessee hereby appoints, as its agent for the service of 3 day notices and any other process, the person in charge of or occupying the premises at the time of such service. If no such person can be found, service may be made by attaching said notice or process to the entry door of the premises.

31.	Authority. If Lessee signs as a corporation, partnership or joint venture, each of the persons executing this Lease on behalf of Lessee does hereby covenant and warrant that (i) Lessee is a duly authorized and existing entity, (ii) Lessee has and is qualified to do business in California, (iii) the entity has full right and authority to enter into this Lease and (iv) each person signing on behalf of the entity is authorized to do so.

32.	Joint and Several Liability. Each person or entity signing as Lessee hereunder shall be jointly and severally liable for the obligations of Lessee herein.

33.	Miscellaneous. This Lease shall be construed in accordance with the law of the State of California. In the event that one or more of the provisions or paragraphs of this Lease is determined to be illegal or unenforceable, the remainder of this Lease shall not be affected thereby and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law. Lessee has reviewed this Lease and has had a full opportunity to consult any attorney of its choice in this regard; accordingly, the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

34.	Entire Understanding. This agreement together with the rules and regulations and any and all exhibits, riders or schedules attached hereto, all of which are made a part of this Lease, represents the entire understanding of Lessor and Lessee and supersedes all prior written or oral agreements relative to the subject matter hereof.

35.	Binding Effect. Subject to the provisions of Section 13 supra. and any other provisions of this Lease to the contrary, all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and/or assignees.

36.	Option to Extend. Subject to credit approval and provided that Lessee has not been in default hereunder, Lessee shall have the right to extend the termination date of this Lease to August 30, 2020. This option to extend, however, shall be null and void if Lessee has been given any notice of default under this Lease. The defaults referred to herein include any and all defaults under this Lease, whether such defaults concern the monetary obligations of the Lessee or non-monetary obligations of the Lessee. The terms of the extended lease shall be the same as this Lease, except that (i) rent shall be 100% of the then current market rate for comparably improved space in the subject building as determined by Lessor in its sole and absolute discretion and (ii) security deposit shall be an amount that bears the same relationship to the new rent that the initial deposit did to the initial rent. To exercise this option, Lessee must advise Lessor of its desire to extend, in writing, on or before February 28, 2017.

Dated 15-July 2014

	Lessee		Lessor

	ZS Pharma, Inc.		Harvard Investment Company

	508 Wrangler Drive, Suite 100		805 Veterans Blvd., Suite 200
	(address)		(address)

	Coppell, TX 75019		Redwood City, CA 94063
	(city, state, zip code)		(city, state, zip code)

By	/s/ Todd Creech	By	/s/ Gary A. Martin
	Todd Creech, CFO		Gary A. Martin

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Rules and Regulations

1.	The sidewalks, halls, exits, entrances and stairways shall not be obstructed or used for any purpose other than for ingress and egress. The halls, exits, entrances, stairways and roof are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Lessor, shall be prejudicial to the safety, character, reputation and interests of the building. Bicycles shall not be brought into any interior space or common area of the premises and shall be parked, stored or locked only at the bicycle racks provided on the north side of the premises. No vehicles of any kind, whether motorized or nonmotorized, shall be parked or stationed on or so as to obstruct any interior or exterior walkway, stairway, path, landscaped area, courtyard, foyer, lobby or any other place in or around the premises except for marked and designated parking spaces or bicycle racks.

At no time shall any common area of the premises including, without limitation, sidewalks, halls, exits, entrances, stairways, lobbies, foyers, courtyards, parking areas, lawns or landscaped areas, be used as waiting or assembly areas for employees, invitees, contractors, suppliers or customers of any tenant (collectively “employees and invitees”). All tenants shall take all steps necessary to insure that all employees and invitees (including any adults or children accompanying such employees or invitees) (i) use the building entrance nearest their front door and (ii) wait and assemble only in internal lobbies or waiting rooms not visible from the common areas of the premises and located within the demised space of the tenant in question. At no time shall any tenant permit any employee or invitee to sit, wait, play on or otherwise utilize any common area of the premises except for purposes of ingress and egress to the enclosed and demised tenant space.

2.	Lessee shall specify that all deliveries be made at the rear of the building only. Under no circumstances are deliveries to be made or received at or through the front of the building. There shall not be used in the building any hand trucks except those equipped with rubber tires and side guards. In no event shall hand trucks be used on or about the front stairs or lobby of the building.

3.	Cars are to park in properly marked spaces only. Under no circumstances are cars to CO back in, (ii) park in spaces reserved for other tenants, (iii) park in driveways, (iv) park in front of entrances to the building, (v) park in unmarked areas or (vi) park in loading zones except while loading or unloading. Under no circumstances are cars to park overnight, on Saturdays, Sundays or legal holidays without Lessor’s prior written consent. All motorcycles, mopeds and bicycles are to park only in the area designated for them. Lessor shall have the right to cause improperly parked vehicles to be towed at the owner’s expense. In addition, Lessee shall pay to Lessor a charge of $100.00 per day for each parking violation of Lessee, its agents, employees, invitees, contractors, suppliers or customers.

4.	Lessee shall not (i) permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the building, (ii) use the premises for manufacturing, maintenance, repair or for the storage of merchandise except as such storage may be incidental to the use of the premises for general office purposes or (iii) use the premises for cooking, lodging, sleeping, smoking or any illegal purpose.

5.	Lessee shall not use or keep in the premises any hazardous, toxic, flammable, explosive or noxious material, food, animal, fish or bird.

6.	Before leaving each day, Lessee shall see that (i) all drapes are closed, (ii) all water, gas and electricity in the premises is shut off and (iii) the doors of the premises and building are securely locked.

7.	Lessee shall not mark, drive nails, screw or drill into floors, walls, doors, woodwork, plaster or ceilings, or in any way deface the premises or any part thereof.

8.	No boring or cutting for wires or equipment will be allowed without Lessor’s prior written consent.

9.	No unusual furniture, freight, packages, supplies, equipment or merchandise of any kind shall be brought into the building without Lessor’s prior written consent and all moving of the same into or out of the building shall be done at such a time and in such manner as Lessor shall designate.

10.	Lessee shall not overload the floor of the premises. Lessor shall have the right to prescribe the weight, size and position of all heavy objects brought into the building and also the times and manner of moving the same in and out of the building. Lessor may require Lessee to pay for any engineering and construction work it deems appropriate to strengthen floors. Lessor will not be responsible for loss of or damage to any such property from any cause and all damage done to the building by moving or maintaining such property shall be repaired at the expense of Lessee.

11.	Lessee shall (i) use protective pads at all desks, coffee machines and copy machines, (ii) keep the entrance door closed and (Hi) maintain the premises in a clean and orderly manner at all times.

12.	No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to any part of the outside or inside of the building or the premises without Lessor’s prior written consent and Lessor shall have the right to remove any such item without notice to and at the expense of Lessee.

13.	Lessor will furnish Lessee 2 10 keys to Lessee’s entry door. Lessor shall make a reasonable charge for any additional keys. Lessee shall not have any such keys copied. Upon the expiration or earlier termination of this Lease, Lessee shall deliver to Lessor all keys to doors in the building. Lessee shall not alter any lock or install any new or additional locks or any bolts on any door of the premises without Lessor’s prior written consent.

14.	The bathrooms, urinals and washbowls shall be used only for the purpose for which they were constructed and no foreign substance of any kind shall be thrown or disposed of therein.

15	Lessee shall not employ any person other than Lessor’s janitor for the purpose of cleaning the premises without Lessor’s prior written consent. Except with Lessor’s prior written consent, no persons other than those approved by Lessor shall be permitted to enter the building for the purpose of cleaning the same. Lessee shall not cause any unnecessary labor by reason of Lessee’s carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in no way be responsible to Lessee for any loss of property on the premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services- Janitor service shall not be furnished on nights when rooms are occupied after 9:00 p.m.

16.	No vending machine of any kind shall be installed, maintained or operated in the premises without Lessor’s prior written consent.

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17.	On Saturdays, Sundays, legal holidays and other days between the hours of 5:00 p.m. and 9:00 a.m. the following day, access to the building or to the premises may be refused unless the person seeking access is known to the person or employee of the building in charge and has a pass or is properly identified. The Lessor shall in no case be liable for damages for any error with regard to the admission of or exclusion from the building of any person. In case of invasion, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the building for the safety of the building and its tenants.

18.	Lessee shall not disturb, solicit or canvass any other tenants of the building and shall cooperate to prevent same.

19.	Lessee shall install and maintain, at Lessee’s sole cost and expense, fire extinguishers next to any duplicating machine or similar heat producing equipment.

20.	If Lessee wishes to maintain a coffee machine or like device in the premises, a timer must be connected to the outlet into which said machine is connected to prevent same from being left on.

21.	No air conditioner, power strip, heater or similar appliance shall be used without Lessor’s prior written consent.

6

300
(6,370)

Lessor shall remove all furniture and artwork.
Lessor shall touch up and repair existing window mullians and frames as necessary.

All other improvements shall be provided by Lessee and all work shall be done by licensed, bonded contractors. All improvement plans are subject to approval by Lessor.

Exhibit A

Electrical Equipment List

Equipment	Amps	Volts	Total Hours of Use Per Month	Special Air Conditioning Needs	AVH 1,000
6 Laptops					
Wireless Router					
1-2 Copier/Printer					
1Phone switch/router					
1Data switch/router					
1 firewall					
3 47"-60" wall-mounted LCDs					
3 Polycoms					
6-8 VoIP phones					
Refrigerator					
Dishwasher					
Microwave					
Toaster					
Espresso Machine					
Coffee Machine					

Lessee [signature]

Date August 4, 2014

Exhibit B